Exhibit 23

                    Consent of Independent Public Accountants

     As independent public accountants, we hereby consent to the incorporation by reference of our reports dated November 9, 1998 (except with respect to certain matters discussed in Notes 4 and 15, as to which the date is July 3,
1999), included in or incorporated by reference into Thermo Power Corporation's Annual Report on Form 10-K for the year ended October 3, 1998, into the Company's previously filed Registration Statements as follows: Registration Statement No. 33-19061 on Form S-8, Registration Statement No. 33-19062 on Form S-8, Registration Statement No. 33-25051 on Form S-8, Registration Statement No. 33-52814 on Form S-8, Registration Statement No. 33-87674 on Form S-8, Registration Statement No. 33-87686 on Form S-8, Registration Statement No. 33-87692 on Form S-8, and Registration Statement No. 33-65273 on Form S-8.


                                                            Arthur Andersen LLP



Boston, Massachusetts
September 21, 1999